Exhibit 99.10

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

CONSUMER PORTFOLIO SERVICES, INC.

SECURED SENIOR NOTE

$25,000,000.00	Irvine, California
February 3, 2003

FOR VALUE RECEIVED, CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), hereby promises to pay to the order of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (“LLCP” or the “Purchaser”), and/or any registered assigns (including LLCP, the “Holder”), the sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) in immediately available funds and in lawful money of the United States of America, all as provided below.

This Secured Senior Note (this “Note”) is being issued by the Company in connection with the transactions contemplated by that certain Second Amendment to Securities Purchase Agreement dated of even date herewith (the “Second Amendment”) pursuant to which, among other things, the Company issued and sold this Note to the Purchaser and the Company and the Purchaser amended further that certain Second Amended and Restated Securities Purchase Agreement dated as of March 8, 2002, as amended by a First Amendment dated as of August 14, 2002 (as so amended, the “Securities Purchase Agreement”) by and between the Company and the Purchaser. This Note is the “Term D Note” referred to in the Second Amendment and the Securities Purchase Agreement and shall be deemed a “Note” under the Securities Purchase Agreement. The Holder is entitled to the rights and benefits of the Purchaser under the Securities Purchase Agreement, including the right to accelerate the outstanding principal balance of, accrued and unpaid interest on and all other amounts owing under this Note upon the occurrence of an Event of Default.

The Indebtedness evidenced by the Term D Note, including the payment of principal, premium, if any, interest and all other amounts, shall constitute Senior Indebtedness of the Company and shall rank pari passu in right of payment and rights upon liquidation to all other Senior Indebtedness of the Company, including all Indebtedness evidenced by the Term B Note, the Bridge Note and the Term C Note.

(Term D Note)

1. Definitions. Unless otherwise indicated, all capitalized terms used in this Note shall have the respective meanings ascribed to them in the Securities Purchase Agreement. The rules of interpretation and construction specified in Sections 1.2 through 1.6 of the Securities Purchase Agreement shall likewise govern the interpretation and construction of this Note.

2. Payment of Interest; Default Rate.

    (a) Subject to Section 2(b), the Company shall pay interest in cash on the principal balance of this Note outstanding from time to time until fully paid at the applicable monthly rates per annum as follows (in each case, the “Applicable Base Rate”):

For the calendar month ending:	Applicable Base Rate
February 28, 2003	4.00%
March 31, 2003	4.80%
April 30, 2003	5.00%
May 31, 2003	5.00%
June 30, 2003	5.14%
July 31, 2003 and thereafter	12.00%

    Interest on this Note shall be payable monthly in arrears on the last Business Day of each calendar month (or portion thereof), commencing on February 28, 2003 (each an “Interest Payment Date”). The last Interest Payment Date shall be on the applicable Maturity Date (as defined below). Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year, including the first day and excluding the last day.

    (b) In addition, if any Event of Default shall occur and be continuing, then, in addition to any and all rights, remedies and powers available to the Holder under the Securities Purchase Agreement, this Note, the other Related Agreements and Applicable Laws, the Company shall pay interest in cash on the unpaid principal balance of this Note at a rate per annum (the “Default Rate”) equal to the Applicable Base Rate then in effect plus two percent (2.0%). The Default Rate shall begin to accrue on the date on which such Event of Default is deemed to have first occurred (as determined in Section 10.1 of the Securities Purchase Agreement) until such time as such Event of Default shall have been cured or waived.

3. Maturity Date. The Company shall pay in full all outstanding principal of, premium, if any, accrued and unpaid interest and other unpaid amounts owing under this Note on April 30, 2003 (the “April Maturity Date”); provided, however, that if, and only if, the Company pays to the Holder on or prior to the April Maturity Date a maturity date extension fee, payable in cash, in the amount of $125,000 (the “April Maturity Date Extension Fee”), the April Maturity Date shall automatically be extended to May 30, 2003 (the “May Maturity Date”); provided further, however, that if, and only if, the Company

(Term D Note)

pays to the Holder on or prior to the May Maturity Date an additional maturity date extension fee, payable in cash, in the amount of $125,000 (the “May Maturity Date Extension Fee;” the April Maturity Date Extension Fee or the May Maturity Date Extension Fee, as applicable, shall be referred to herein as the “Maturity Date Extension Fee”), the May Maturity Date shall automatically be extended to January 15, 2004 (the “January Maturity Date;” the April Maturity Date, the May Maturity Date or the January Maturity Date, as applicable, shall be referred to herein as the “Maturity Date”). Notwithstanding anything to the contrary, failure to pay all outstanding principal of, premium, if any, accrued and unpaid interest and other unpaid amounts owing under this Note or the applicable Maturity Date Extension Fee on or prior to the April Maturity Date or the May Maturity Date, as the case may be, shall constitute an Event of Default.

4. Optional Prepayments.

    (a) The Company may voluntarily prepay the outstanding principal balance of this Note, in whole or in part, without premium or penalty, at any time. Any prepayment made under this Section 4 shall also include accrued and unpaid interest on this Note through and including the date of prepayment.

    (b) The Company shall give the Holder written notice of each voluntary prepayment under this Section 4 not less than ten (10) nor more than forty-five (45) days prior to the date of prepayment. Such notice shall specify the principal amount of this Note that will be prepaid on such date and shall be irrevocable. Notice of prepayment having been given as aforesaid, a payment in an amount equal to the principal amount of this Note to be prepaid as specified in such prepayment notice shall become due and payable on such prepayment date, together with all accrued and unpaid interest on the outstanding principal balance of this Note through and including the date of prepayment.

5. [Intentionally Omitted.]

6. Change in Control Prepayment. The Holder may require the Company to prepay the outstanding principal balance of, premium, if any, accrued and unpaid interest on and all other amounts owing under this Note, in whole or in part as requested by the Holder, at any time during the ninety (90)-day period following the consummation of any transaction which constitutes a Change in Control (as defined in the Term B Note) at the prepayment amounts set forth below.

    In the case of a Change in Control in respect of clauses (a) or (b) of Section 6 of the Term B Note, the Company shall prepay an amount equal to 101.0% of the principal amount being prepaid, plus accrued and unpaid interest through and including the date of prepayment, and in the case of a Change in Control in respect of clause (c) of Section 6 of the Term B Note, the Company shall prepay an amount equal to 100.0% of the principal amount being prepaid, plus accrued and unpaid interest through and including the date of prepayment. The Company shall notify the Holder of the date on which a Change in Control has occurred within one (1) Business Day after such date and shall, in such notification, inform the Holder of the Holder’s right to require the Company to prepay this Note as provided in this Section 6 and of the date on which such right shall terminate. If the Holder

(Term D Note)

elects to require the Company to prepay this Note pursuant to this Section 6, it shall furnish written notice to the Company advising the Company of such election and the amount of principal of this Note to be prepaid. The Company shall prepay this Note in accordance with this Section 6 and such written notice within one (1) Business Day after its receipt of such written notice.

7. Collateral Security. This Note is secured by the Collateral referred to in the Collateral Documents and is guarantied by the Subsidiary Guarantors under the Guaranty.

8. Manner of Payment. Payments of principal, interest and other amounts due under this Note shall be made no later than 12:00 p.m. (noon) (Los Angeles time) on the date when due and in lawful money of the United States of America (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to the Company and, if to LLCP, to: Bank of America, Century City, Private Banking, 2049 Century Park East, Los Angeles, California 90067; ABA No. 121000358; Account No. 11546-03239; Attention: Cheryl Stewart (or such other place of payment that LLCP may designate in writing to the Company). Any payments received after 12:00 p.m. (noon) (Los Angeles time) shall be deemed to have been received on the next succeeding Business Day. Any payments due hereunder which are due on a day which is not a Business Day shall be payable on the first succeeding Business Day and such extension of time shall be included in the computation of such payment.

9. Maximum Lawful Rate of Interest. The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of this Section 9 and at any time thereafter the maximum rate permitted under applicable law exceeds the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this Section 9.

10. Company’s Waivers. The Company hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices of any kind to which it may be entitled under applicable law or otherwise.

11. Registration of Note. The Company shall maintain at its principal executive office a register in which it shall register this Note, any Assignments of this Note or any other notes issued hereunder and any other notes issued upon surrender hereof and thereof. At the option of the Holder, this Note may be exchanged for one or more new notes of like tenor in the principal denominations requested by the Holder, and the Company shall, within three (3) Business Days after the surrender of this Note at the Company’s principal executive offices, deliver to the Holder such new note or notes. In addition, each Assignment of this Note, in whole or in part, shall be registered on the register immediately following the surrender of this Note at the Company’s principal executive offices.

12. Persons Deemed Owners; Participations. Prior to due presentment for registration of any Assignment, the Company may treat the Person in whose name any Note

(Term D Note)

is registered as the owner and Holder of such Note for all purposes whatsoever, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the Holder may grant to any other Person participations from time to time in all or any part of this Note on such terms and conditions as may be determined by the Holder in its sole and absolute discretion, subject to applicable federal and state securities laws. Notwithstanding anything to the contrary contained herein or otherwise, nothing in the Securities Purchase Agreement, this Note or any other Related Agreement or otherwise shall confer upon the participant any rights in the Securities Purchase Agreement or any Related Agreement, and the Holder shall retain all rights with respect to the administration, waiver, amendment, collection and enforcement of, compliance with and consent to the terms and provisions of the Securities Purchase Agreement, this Note or any other Related Agreement.

    In addition, the Holder may, without the consent of the participant, give or withhold its consent or agreement to any amendments to or modifications of the Securities Purchase Agreement, this Note or any other Related Agreement, waive any of the provisions hereof or thereof or exercise or refrain from exercising any other rights or remedies which the Holder may have under the Securities Purchase Agreement, this Note or any other Related Agreement or otherwise. Notwithstanding the foregoing, the Holder will not agree with the Company, without the prior written consent of the participant (which consent shall be given or affirmatively withheld not later than three (3) Business Days after the Holder’s written request therefor): (a) to reduce the principal of or rate of interest on this Note or (b) to postpone the date fixed for payment of principal of or interest on the Indebtedness evidenced by this Note. If the participant does not timely reply to the Holder’s request for such consent, the participant shall be deemed to have consented to such agreement and the Holder may take such action in such manner as the Holder determines in the exercise of its independent business judgment.

13. Assignment and Transfer. Subject to Applicable Law, the Holder may, at any time and from time to time and without the consent of the Company, assign or transfer to one or more Persons all or any portion of this Note or any portion thereof (but not less than $500,000 in principal amount in any single assignment (unless such lesser amount represents the entire outstanding principal balance hereof)). Upon surrender of this Note at the Company’s principal executive office for registration of any such assignment or transfer, accompanied by a duly executed instrument of transfer, the Company shall, at its expense and within three (3) Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and in the name of the assignee or assignees and bearing the legend set forth on the face of this Note, and this Note shall promptly be canceled. If the entire outstanding principal balance of this Note is not being assigned, the Company shall issue to the Holder hereof, within three (3) Business Days of the date of surrender hereof, a new note which evidences the portion of such outstanding principal balance not being assigned. If this Note is divided into one or more Notes and is held at any time by more than one Holder, any payments of principal of, premium, if any, and interest or other amounts on this Note which are not sufficient to pay all interest or other amounts due thereunder, shall be made pro rata with respect to all such Notes in accordance with the outstanding principal amounts thereof, respectively.

(Term D Note)

14. Loss, Theft, Destruction or Mutilation of this Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or other indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Company shall make and deliver within three (3) Business Days a new note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

15. Costs of Collection. The Company agrees to pay all costs and expenses, including the fees and expenses of any attorneys, accountants and other experts retained by the Holder, which are expended or incurred by the Holder in connection with (a) the administration and enforcement of this Note or the collection of any sums due hereunder, whether or not suit is commenced; (b) any actions for declaratory relief in any way related to this Note; (c) the protection or preservation of any rights of the Holder under this Note; (d) any actions taken by the Holder in negotiating any amendment, waiver, consent or release of or under this Note; (e) any actions taken in reviewing the Company’s or any of its Subsidiaries’ financial affairs if an Event of Default has occurred or the Holder has determined in good faith that an Event of Default may likely occur, including the following actions: (i) inspect the facilities of the Company and any of its Subsidiaries or conduct audits or appraisals of the financial condition of the Company and any of its Subsidiaries; (ii) have an accounting firm chosen by the Holder review the books and records of the Company and any of its Subsidiaries and perform a thorough and complete examination thereof; (iii) interview the Company’s and each of its Subsidiaries’ employees, accountants, customers and any other individuals related to the Company or its Subsidiaries which the Holder believes may have relevant information concerning the financial condition of the Company and any of its Subsidiaries; and (iv) undertake any other action which the Holder believes is necessary to assess accurately the financial condition and prospects of the Company and any of its Subsidiaries; (f) the Holder’s participation in any refinancing, restructuring, bankruptcy or insolvency proceeding involving the Company, any of its Subsidiaries or any other Affiliate of the Company; (g) verifying, maintaining, or perfecting any security interest or other Lien granted to the Holder in any collateral; (h) any effort by the Holder to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any collateral, including in connection with any case under Bankruptcy Law; or (i) any refinancing or restructuring of this Note, including any restructuring in the nature of a “work out” or in any insolvency or bankruptcy proceeding.

16. Extension of Time. The Holder, at its option, may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgences without affecting or diminishing the Holder’s right to recourse against the Company, which right is expressly reserved.

17. Notations. Before disposing of this Note or any portion thereof, the Holder may make a notation thereon (or on a schedule attached thereto) of the amount of all principal payments previously made by the Company with respect thereto.

(Term D Note)

18. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

19. WAIVER OF JURY TRIAL. THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COUNSEL, WAIVES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE, THE SECURITIES PURCHASE AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

(Term D Note)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its authorized representatives on the date first above written.

CONSUMER PORTFOLIO SERVICES, INC., a California corporation

By:	/s/ Charles E. Bradley, Jr.
Charles E. Bradley, Jr. President and Chief Executive Officer

By:	/s/ David Kenneally
David Kenneally Senior Vice President and Chief Financial Officer

(Term D Note)

ACKNOWLEDGED AND CONSENTED TO: SUBSIDIARY GUARANTORS CPS LEASING, INC., a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Its:	VP

CPS MARKETING, INC., a California corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Its:	VP

MFN FINANCIAL CORPORATION, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

(Term D Note)

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

(Term D Note)

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

(Term D Note)

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

(Term D Note)

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

(Term D Note)

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

GULFCO INVESTMENT INC., a Louisiana corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

GULFCO FINANCE COMPANY, a Louisiana corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

(Term D Note)

MIDLAND FINANCE CO., an Illinois corporation

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

By:	/s/ David N. Kenneally
Name:	David Kenneally
Title:	VP

(Term D Note)